NEWS RELEASE
NCR Atleos Announces Fourth Quarter and Full Year 2024 Results

ATLANTA, March 3, 2025 - NCR Atleos Corporation (NYSE: NATL) (“Atleos”) reported financial results today for the three and twelve months ended December 31, 2024. Fourth quarter and full year results and other recent highlights include:

•Strong fourth quarter drove upside to full year 2024 guidance for cash flow and EPS
•Operating cash flow of $80 million in Q4 and $344 million in fiscal year 2024
•Adjusted free cash flow(1) of $119 million in Q4 and $242 million in fiscal year 2024
•Q4 2024 Revenue of $1.1 billion grew 1%; core business revenue grew 4%
•Q4 2024 GAAP fully diluted earnings per share of $0.61 grew 126%; Non-GAAP fully diluted earnings per share of $1.11 grew 73%
•Full year 2024 revenue of $4.3 billion grew 3%; recurring revenue of $3.1 billion grew 5%
•Full year 2024 GAAP fully diluted earnings per share of $1.23; Non-GAAP fully diluted EPS of $3.22

“The fourth quarter was a strong finish to an outstanding first full year for Atleos. Superior focus and execution across the Company enabled us to achieve key objectives for the year and build positive momentum heading into 2025. We enhanced our ATM solutions platform and strengthened relationships with both customers and partners. We generated higher revenue per device on our leading global installed base of ATMs through higher transaction volumes and higher service capture. We advanced key initiatives that elevated customer service performance, improved profitability, and better aligned resources to support our growth strategy. Our strong operational performance translated to impressive 2024 financial results,” said Tim Oliver, President and Chief Executive Officer. “I appreciate the tremendous effort and dedication of the almost 20,000 Atleos employees around the world that made 2024 a success,” Mr. Oliver continued.

“We begin 2025 with optimism. Market fundamentals remain favorable, with banks and retailers continuing to seek outsourced solutions to manage their cash ecosystem, reduce costs, and improve customer experiences. Accelerating customer adoption of our solutions, coupled with our continuous improvement and innovation efforts should drive cost and capital efficient growth while we continue to reduce our leverage and improve strategic flexibility,” concluded Mr. Oliver.
Fourth Quarter and Full Year 2024 Operating Results
•Fourth quarter revenue was $1.11 billion, including $790 million of recurring revenue, compared to $1.10 billion and $777 million in the prior year period.
•Fourth quarter gross profit was $297 million with a gross margin of 26.8% on a GAAP basis, compared to $198 million and 18.0% in the prior year period. Fourth quarter adjusted gross profit (non-GAAP) was $319 million with an adjusted gross margin of 28.8%, compared to $272 million and 24.8% in the prior year period.
•Fourth quarter income from operations was $151 million on a GAAP basis, compared to $35 million in the prior year period. Fourth quarter adjusted income from operations (non-GAAP) was $187 million compared to $150 million in the prior year period.
•Fourth quarter net income attributable to Atleos was $46 million on a GAAP basis, up 128% compared to net loss attributable to Atleos of $165 million in the prior year period.
•Fourth quarter Adjusted EBITDA was $219 million, up 23%, compared to $178 million in the prior year period.
•Full year revenue was $4.3 billion, up 3%, compared to $4.2 billion in the prior year period.
•Full year net income attributable to Atleos was $91 million on a GAAP basis, up 168% compared to net loss attributable to Atleos of $134 million in the prior year period.
•Full year Adjusted EBITDA was $781 million, up 7%, compared to $732 million in the prior year period.
(1) Adjusted free cash flow-unrestricted, as defined in the section entitled “Non-GAAP Financial Measures.”

NCR ATLEOS CORPORATION REVENUE AND ADJUSTED EBITDA SUMMARY (Unaudited) (in millions)

	For the Periods Ended December 31
	Three Months			Twelve Months
	2024	2023	% Change	2024	2023	% Change
Revenue by segment
Self-Service Banking	$718	$665	8%	$2,696	$2,581	4%
Network	317	323	(2)%	1,285	1,267	1%
T&T	46	48	(4)%	194	196	(1)%
Total segment revenue	1,081	1,036	4%	4,175	4,044	3%
Other (1)	27	62	(56)%	142	147	(3)%
Consolidated revenue	$1,108	$1,098	1%	$4,317	$4,191	3%

Adjusted EBITDA by segment
Self-Service Banking	$181	$146	24%	$640	$630	2%
Self-Service Banking Adjusted EBITDA margin %	25.2%	22.0%		23.7%	24.4%
Network	114	100	14%	404	379	7%
Network Adjusted EBITDA margin %	36.0%	31.0%		31.4%	29.9%
T&T	8	7	14%	35	33	6%
T&T Adjusted EBITDA margin %	17.4%	14.6%		18.0%	16.8%
Other (1)	(2)	8	(125)%	8	34	(76)%
Corporate (2)	(82)	(83)	(1)%	(306)	(344)	(11)%
Total Adjusted EBITDA	$219	$178	23%	$781	$732	7%
Total Adjusted EBITDA margin %	19.8%	16.2%		18.1%	17.5%
(1)Other represents certain other immaterial business operations, including commerce-related operations in countries that Voyix exited that are aligned to Atleos, that do not represent a reportable segment. For periods after the separation from Voyix, Other also includes revenues from commercial agreements with Voyix.
(2)Corporate includes income and expenses related to corporate functions and, for periods prior to the separation from Voyix, certain allocations from Voyix that are not specifically attributable to an individual reportable segment.

Notes to Investors

On October 16, 2023, NCR Atleos Corporation (“Atleos”, the “Company”, “we” or “us”) became a standalone publicly traded company, and its financial statements are now presented on a consolidated basis. Prior to the separation from NCR Voyix Corporation (“NCR” or “Voyix”), the Company’s historical combined financial statements were prepared on a standalone carve-out basis and were derived from Voyix’s consolidated financial statements and accounting records. Therefore, financial results for the twelve-month periods ended December 31, 2024 and 2023 may not be meaningfully comparable.

In this release, we use certain non-GAAP measures. These non-GAAP measures include “Adjusted EBITDA,” and others with the words “non-GAAP” in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this release.
With respect to our Adjusted EBITDA, adjusted free cash flow-unrestricted and non-GAAP diluted earnings per share guidance, we do not provide a reconciliation of the respective GAAP measures because we are not able to predict with reasonable certainty the reconciling items that may affect the GAAP net income, GAAP cash flow from operating activities and GAAP diluted earnings per share without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions, restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Refer to the heading “Non-GAAP Financial Measures” for additional information regarding our use of non-GAAP financial measures.
Full Year 2025 Guidance

FY 2025 Targets	2024 Base	2025 Guidance
Core Revenue (excludes Voyix)	$4,175 billion	3% to 6% growth constant currency (est. FX impact -2%)
Total Revenue	$4,317 billion	1% to 3% growth constant currency (est. FX impact -2%; Voyix-related revenue down ~$100M)
Total Adjusted EBITDA (1)	$794 million	7% to 10% growth constant currency (est. FX impact -1%)
Non-GAAP Diluted EPS (2)	$3.22	21% to 27% growth
Adjusted free cash flow-unrestricted	$242 million	$260 - $300 million

(1) Our Adjusted EBITDA calculation previously included certain amounts reported in Other income (expense), net. Beginning in 2025, we will exclude total Other income (expense), net from our Adjusted EBITDA calculation, which in 2024 would have resulted in Adjusted EBITDA of approximately $794 million.
(2) Incorporates consensus average SOFR rates for the year in interest expense.
2024 Fourth Quarter Earnings Conference Call
A conference call is scheduled for March 4, 2025 at 8:30 a.m. Eastern Time to discuss the fourth quarter and full year 2024 results. Access to the conference call and accompanying slides, as well as a replay of the call, are available on Atleos’ web site at http://investor.ncratleos.com. Additionally, the live call can be accessed by dialing 800-753-0725 (United States/Canada Toll-free) or 786-460-7170 (International Toll) and entering the participant passcode 5828764. References to Atleos’ website and/or other social media sites or platforms in this release do not incorporate by reference the information on such websites, social media sites, or platforms, and Atleos disclaims any such incorporation by reference.
More information on Atleos’ fourth quarter earnings, including additional financial information and analysis, is available on Atleos’ Investor Relations website at https://investor.ncratleos.com/.
News Media Contact
Scott Sykes
NCR Atleos Corporation
scott.sykes@ncratleos.com
Investor Contact
Brendan Metrano
NCR Atleos Corporation
brendan.metrano@ncratleos.com

About Atleos

Atleos (NYSE: NATL) is a leader in expanding self-service financial access, with industry-leading ATM expertise and experience, unrivalled operational scale including the largest independently-owned ATM network, always-on global services and constant innovation. Atleos improves operational efficiency for financial institutions, drives footfall for retailers and enables digital-first financial self-service experiences for consumers. Atleos is headquartered in Atlanta, Georgia, with approximately 20,000 employees globally.

Web site: https://www.ncratleos.com
X (Twitter): https://twitter.com/ncratleos
Facebook: https://www.facebook.com/Atleos.NCR/
LinkedIn: https://www.linkedin.com/company/ncratleos
YouTube: https://www.youtube.com/@ncratleos
Instagram: https://www.instagram.com/ncratleos/

Cautionary Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Atleos’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding: our business and financial strategy; our future plans relating to our workforce talent; expectations regarding our cash flow generation and liquidity; our expectations of demand for our solutions and execution and the impact thereof on our financial results; our focus on advancing our strategic growth initiatives and transforming Atleos into a software-led as a service company with a higher mix of recurring revenue streams; and our expectations of Atleos’ ability to deliver increased value to customers and stockholders. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Atleos’ control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:
•Strategy and Technology: transforming our business model, development and introduction of new solutions; competition in the technology industry, integration of acquisitions and management of alliance activities; and our multinational operations;
•Business Operations: domestic and global economic and credit conditions; tariffs and other trade measures; risks and uncertainties from the payments-related business and industry; maintenance of a significant amount of vault cash involves risk of loss and is subject to cost fluctuations based on interest rate movements; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event, including the impact of pandemics and geopolitical and macroeconomic challenges; environmental exposures from historical and ongoing manufacturing activities and climate change; and the impact of data protection, cybersecurity and data privacy including any related issues;
•Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; any lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; and the write down of the value of certain significant assets;
•Law and Compliance: allegations or claims by third parties that our products or services infringe on intellectual property rights of others, including claims against our customers and claims by our customers to defend and indemnify them with respect to such claims; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations, lawsuits and other related matters; changes to cryptocurrency regulations;
•Separation: the perceived reliability of Atleos’ financial statements if Atleos is unable to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act; the failure of Voyix to perform under various transaction agreements; that Atleos may incur material costs and expenses as a result of the spin-off; Atleos’ obligation to indemnify NCR Voyix Corporation (“Voyix”) pursuant to the agreements entered into in connection with the spin-off (including with respect to material taxes) and the risk Voyix may not fulfill any obligations to indemnify Atleos under such agreements; that under applicable tax law, Atleos may be liable for certain tax liabilities of Voyix following the spin-off if Voyix were to fail to pay such taxes; that agreements binding on Atleos restrict it from taking certain actions after the distribution that could adversely impact the intended U.S. federal income tax treatment of the distribution and related transactions; potential liabilities arising out of state and federal fraudulent conveyance laws; the fact that Atleos may receive worse commercial terms from third-parties for services it previously received from Voyix; that after the spin-off, certain of Atleos’ executive officers and directors may have actual or potential conflicts of interest because of their previous positions at NCR; and potential difficulties in maintaining relationships with key personnel; and
•Our Common Stock: Atleos’ stock price may fluctuate significantly; substantial sales in the public market may cause the price of Atleos’ common stock to decline; timing, amount or payment of dividends; dilution of ownership percentages; certain provisions in Atleos’ governing documents may prevent or delay an acquisition; the exclusive forum provision in Atleos’ bylaws could limit a stockholder’s ability to bring a claim against Atleos; and actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. Atleos may not be able to realize any of the potential strategic benefits, synergies or opportunities as a result of these actions, nor may stockholders achieve any particular level of stockholder returns. The separation may not enhance value for stockholders, nor may Atleos be commercially successful in the future, nor achieve any particular credit rating or financial results. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
Non-GAAP Financial Measures. While Atleos reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release Atleos also uses the non-GAAP measures listed and described below.

Adjusted Gross Profit (Non-GAAP), Adjusted Gross Margin (Non-GAAP), Adjusted Income from Operations (Non-GAAP), Non-GAAP Diluted Earnings per Share. Atleos’ Adjusted Gross Profit (non-GAAP), Adjusted Gross Margin (non-GAAP), Adjusted Income from Operations (non-GAAP), and Non-GAAP Diluted Earnings per Share are determined by excluding, as applicable, acquisition-related costs; pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits; separation-related costs; amortization of acquisition-related intangibles; stock-based compensation expense; transformation and restructuring charges (which includes integration, severance and other exit and disposal costs); Voyix legal and environmental indemnification expense, and other special (expense) income items from Atleos’ GAAP gross profit, expenses, income from operations, interest and other income (expense), income tax expense, effective income tax rate, net income (loss) attributable to Atleos, and earnings per share, respectively. Due to the nature of these special items, Atleos’ management uses these non-GAAP measures to evaluate year-over-year operating performance. Atleos believes these measures are useful for investors because they provide a more complete understanding of Atleos’ underlying operational performance, as well as consistency and comparability with Atleos’ past reports of financial results.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). Atleos’ management uses the non-GAAP measure Adjusted EBITDA because it provides useful information to investors as an indicator of performance of the Company’s ongoing business operations. Atleos determines Adjusted EBITDA based on GAAP Net income (loss) attributable to Atleos plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus acquisition-related costs; plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits; plus separation-related costs; plus transformation and restructuring charges (which includes integration, severance and other exit and disposal costs); plus stock-based compensation expense; plus Voyix legal and environmental indemnification expense; plus other special (expense) income items. These adjustments are considered non-operational or non-recurring in nature and are excluded from the Adjusted EBITDA metric utilized by our chief operating decision maker (“CODM”) in evaluating segment performance and are separately delineated to reconcile back to total reported income attributable to Atleos. This format is useful to investors because it allows analysis and comparability of operating trends. It also includes the same information that is used by Atleos management to make decisions regarding our segments and to assess our financial performance. Refer to the table below for the reconciliation of Net income (loss) attributable to Atleos (GAAP) to Adjusted EBITDA (non-GAAP).

Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue. Adjusted EBITDA margin by segment is calculated based on segment Adjusted EBITDA divided by the related component of revenue. This measure is used by Atleos’ management for the reasons referenced above.

Adjusted free cash flow-unrestricted. Atleos defines Adjusted free cash flow-unrestricted as net cash provided by operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus the change in restricted cash settlement activity, plus/minus net reductions or reinvestment in the trade receivables facility established in the fourth quarter of 2023 due to fluctuations in the outstanding balance of receivables sold, plus/minus financing payments/receipts of owned ATM capital expenditures, plus pension contributions and settlements, and plus legal and environmental indemnification payments made to Voyix. Restricted cash settlement activity represents the net change in amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations. These amounts can fluctuate significantly period to period based on the number of days for which settlement to the merchant has not yet occurred or day of the week on which a reporting period ends. We believe Adjusted free cash flow-unrestricted information is useful for investors because it indicates the amount of cash available after these adjustments for, among other things, investments in Atleos’ existing businesses, strategic acquisitions, and repayment of debt obligations. Adjusted free cash flow-unrestricted does not represent the residual cash flow available, since there may be other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow-unrestricted does not have a uniform definition under GAAP, and therefore Atleos’ definition may differ from other companies’ definitions of this measure. This non-GAAP measure should not be considered a substitute for, or superior to, cash flows from operating activities under GAAP.
Atleos’ definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.
Use of Certain Terms
Recurring revenue. All revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, processing revenue, interchange and network revenue, Bitcoin-related revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

NCR ATLEOS CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Periods Ended December 31
	Three Months		Twelve Months
($ in millions, except per share amounts)	2024	2023	2024	2023
Revenue
Product revenue	$273	$282	$995	$1,030
Service revenue	835	816	3,322	3,161
Total revenue	1,108	1,098	4,317	4,191
Cost of products	216	227	839	846
Cost of services	595	673	2,445	2,412
Total gross profit	297	198	1,033	933
% of Revenue	26.8%	18.0%	23.9%	22.3%
Selling, general and administrative expenses	127	140	518	585
Research and development expenses	19	23	66	77
Income from operations	151	35	449	271
% of Revenue	13.6%	3.2%	10.4%	6.5%
Loss on extinguishment of debt	(20)	—	(20)	—
Interest expense	(72)	(75)	(309)	(77)
Related party interest expense, net	—	—	—	(13)
Other income (expense), net	15	(80)	19	(74)
Total interest and other expense, net	(77)	(155)	(310)	(164)
Income before income taxes	74	(120)	139	107
% of Revenue	6.7%	(10.9)%	3.2%	2.6%
Income tax expense	25	44	47	239
Net income (loss)	49	(164)	92	(132)
Net income attributable to noncontrolling interests	3	1	1	2
Net income (loss) attributable to Atleos	$46	$(165)	$91	$(134)

Net income (loss) per share attributable to Atleos common stockholders
Basic	$0.63	$(2.34)	$1.26	$(1.90)
Diluted	$0.61	$(2.34)	$1.23	$(1.90)

Weighted average common shares outstanding
Basic	72.5	70.6	72.2	70.6
Diluted	75.0	70.6	74.2	70.6

CONSOLIDATED BALANCE SHEETS (Unaudited)

($ in millions, except per share amounts)	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$419	$339
Accounts receivable, net of allowances of $15 and $14 as of December 31, 2024 and 2023, respectively	588	710
Inventories	307	333
Restricted cash	210	238
Other current assets	242	254
Total current assets	1,766	1,874
Property, plant and equipment, net	474	468
Goodwill	1,950	1,952
Intangibles, net	550	635
Operating lease right of use assets	144	144
Prepaid pension cost	227	219
Deferred income tax assets	285	254
Other assets	156	169
Total assets	$5,552	$5,715
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$81	$76
Accounts payable	562	505
Payroll and benefits liabilities	147	149
Contract liabilities	315	325
Settlement liabilities	156	218
Other current liabilities	441	486
Total current liabilities	1,702	1,759
Long-term borrowings	2,855	2,938
Pension and indemnity plan liabilities	343	389
Postretirement and postemployment benefits liabilities	81	60
Income tax accruals	37	36
Operating lease liabilities	110	109
Deferred income tax liabilities	40	34
Other liabilities	120	141
Total liabilities	5,288	5,466
Stockholders’ equity
Atleos stockholders’ equity:
Preferred stock: par value $0.01 per share, 50.0 shares authorized, no shares issued	—	—
Common stock: par value $0.01 per share, 350.0 shares authorized, 72.7 and 70.9 shares issued and outstanding as of December 31, 2024 and 2023, respectively.	1	1
Paid-in capital	47	12
Retained earnings	231	147
Accumulated other comprehensive income (loss)	(19)	86
Total Atleos stockholders’ equity	260	246
Noncontrolling interests in subsidiaries	4	3
Total stockholders’ equity	264	249
Total liabilities and stockholders’ equity	$5,552	$5,715

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Periods Ended December 31
	Three Months		Twelve Months
($ in millions)	2024	2023	2024	2023
Operating activities
Net income (loss)	$49	$(164)	$92	$(132)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	35	36	139	126
Amortization expense	34	35	148	128
Stock-based compensation expense	10	23	38	68
Deferred income taxes	(10)	(19)	(19)	74
Loss on disposal of property, plant and equipment and other assets	(3)	3	2	3
Bargain purchase gain from acquisition	—	—	(5)	—
Loss from equity investments	1	—	3	—
Loss on debt extinguishment	20	—	20	—
Changes in assets and liabilities:
Receivables	23	(91)	102	(52)
Related party receivables and payables	—	—	—	(22)
Inventories	—	88	(77)	53
Settlement assets	13	1	14	(7)
Current payables and accrued expenses	23	115	100	140
Contract liabilities	18	—	(6)	—
Employee benefit plans	(46)	(157)	(69)	(170)
Other assets and liabilities	(87)	138	(138)	146
Net cash provided by operating activities	$80	$8	$344	$355
Investing activities
Expenditures for property, plant and equipment	$(18)	$(38)	$(87)	$(108)
Additions to capitalized software	(13)	(9)	(39)	(24)
Business acquisitions, net of cash acquired	—	—	—	(1)
Purchase of investments	—	—	(1)	(10)
Proceeds from sale of investments	5	—	5	—
Purchase of intellectual property	—	—	(13)	—
Proceeds from divestiture	1	—	1	—
Amounts advanced for related party notes receivable	—	—	—	(217)
Repayments received from related party notes receivable	—	—	—	44
Other investing activities, net	—	—	(1)	—
Net cash used in investing activities	$(25)	$(47)	$(135)	$(316)
Financing activities
Proceeds from related party borrowings	—	253	—	412
Payments on related party borrowings	—	—	—	(314)
Proceeds from issuance of senior secured notes	—	—	—	1,333
Proceeds from borrowings on term credit facilities	300	835	300	1,561
Payments on term credit facilities	(418)	—	(473)	—
Borrowings on revolving credit facilities	185	330	1,104	330
Payments on revolving credit facilities	(140)	(175)	(1,034)	(175)
Payments on other financing arrangements	(1)	(1)	(3)	(1)
Debt issuance costs	(2)	(51)	(2)	(51)
Call premium paid on debt extinguishment	(7)	—	(7)	—
Principal payments for finance lease obligations	(3)	—	(4)	(1)
Proceeds from employee stock plans	1	—	4	—
Payments on acquisition holdback	—	—	(5)	—
Tax withholding payments on behalf of employees	—	(7)	(14)	(7)
Net transfers (to) from NCR Corporation	—	(286)	—	(60)
Consideration paid to NCR Corporation in connections with the Separation	—	(2,996)	—	(2,996)
Net cash provided by (used in) financing activities	$(85)	$(2,098)	$(134)	$31
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13)	(7)	(20)	17
Increase (decrease) in cash, cash equivalents and restricted cash	$(43)	$(2,144)	$55	$87
Cash, cash equivalents and restricted cash at beginning of period	684	2,730	586	499
Cash, cash equivalents and restricted cash at end of period	$641	$586	$641	$586

The following table presents the recurring revenue and all other products and services that is recognized at a point in time:

($ in millions)	Three months ended December 31		Twelve months ended December 31
	2024	2023	2024	2023
Recurring revenue	$790	$777	$3,136	$2,982
All other products and services	318	321	1,181	1,209
Total revenue	$1,108	$1,098	$4,317	$4,191
Recurring revenue as a percent of revenue	71%	71%	73%	71%

Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Non-GAAP Diluted Earnings Per Share

	Three months ended December 31, 2024
($ in millions, except per share amounts)	Gross profit	Gross margin	Income (loss) from operations	Net income attributable to Atleos	Diluted earnings (loss) per share (1)
GAAP Results	$297	26.8%	$151	$46	$0.61
Plus: Special Items
Transformation and restructuring	2	0.2%	4	7	0.09
Stock-based compensation expense	2	0.2%	10	10	0.13
Acquisition-related amortization of intangibles	19	1.7%	23	20	0.27
Separation costs	(1)	(0.1)%	(1)	—	—
Voyix environmental indemnification expense	—	—%	—	9	0.12
Loss on Debt Extinguishment	—	—%	—	20	0.27
Pension mark-to-market adjustments	—	—%	—	(29)	(0.38)
Non-GAAP Adjusted Results	$319	28.8%	$187	$83	$1.11
(1)Based upon weighted average dilutive shares of 75.0 million for the three months ended December 31, 2024.
Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Non-GAAP Diluted Earnings Per Share (Continued)

	Twelve months ended December 31, 2024
($ in millions, except per share amounts)	Gross profit	Gross margin	Income (loss) from operations	Net Income (Loss) attributable to Atleos	Diluted Earnings per Share (1)
GAAP Results	$1,033	23.9%	$449	$91	$1.23
Plus: Special Items
Transformation and restructuring	7	0.2%	18	20	0.27
Stock-based compensation expense	5	0.1%	38	35	0.47
Acquisition-related amortization of intangibles	80	1.9%	95	74	0.99
Acquisition-related costs	—	—%	1	(4)	(0.05)
Separation costs	—	—%	18	16	0.21
Voyix environmental indemnification expense	—	—%	—	11	0.15
Valuation allowance and other tax adjustments	—	—%	—	5	0.07
Loss on Debt Extinguishment	—	—%	—	20	0.27
Pension mark-to-market adjustments	—	—%	—	(29)	(0.39)
Non-GAAP Adjusted Results	$1,125	26.1%	$619	$239	$3.22
(1)Based upon weighted average dilutive shares of 74.2 million for the twelve months ended December 31, 2024.

Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Non-GAAP Diluted Earnings Per Share (Continued)

	Three months ended December 31, 2023
($ in millions, except per share amounts)	Gross profit	Gross margin	Income (loss) from operations	Net Income (Loss) attributable to Atleos	Diluted earnings per share (1)
GAAP Results	$198	18.0%	$35	$(165)	$(2.34)
Plus: Special Items
Transformation and restructuring	1	0.1%	3	22	0.30
Stock-based compensation expense	2	0.2%	23	21	0.29
Acquisition-related amortization of intangibles	20	1.8%	24	18	0.25
Separation costs	51	4.7%	65	81	1.10
Valuation allowance and other tax adjustments	—	—%	—	42	0.57
Pension mark-to-market adjustments	—	—%	—	28	0.38
Non-GAAP Adjusted Results	$272	24.8%	$150	$47	$0.64
(1)For the three months ended December 31, 2023, due to the net loss attributable to Atleos common stockholders, potential common shares that would have caused dilution, such as restricted stock units and stock options, have been excluded from the GAAP diluted share count because their effect would have been anti-dilutive. The dilutive impact of these shares is included in the calculation of non-GAAP diluted EPS, which is based upon weighted average dilutive shares of 73.4 million. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.
Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Net Income Attributable to Atleos (Non-GAAP) and Non-GAAP Diluted Earnings Per Share (Continued)

	Twelve months ended December 31 2023
($ in millions, except per share amounts)	Gross profit	Gross margin	Income (loss) from operations	Net Income (Loss) attributable to Atleos	Diluted Earnings per Share (1)
GAAP Results	$933	22.3%	$271	$(134)	$(1.90)
Plus: Special Items
Transformation and restructuring	1	—%	9	27	0.37
Stock-based compensation expense	20	0.5%	68	63	0.86
Acquisition-related amortization of intangibles	65	1.5%	98	74	1.01
Separation costs	51	1.2%	151	268	3.65
Valuation allowance and other tax adjustments	—	—%	—	42	0.57
Pension mark-to-market adjustments	—	—%	—	24	0.33
Non-GAAP Adjusted Results	$1,070	25.5%	$597	$364	$4.96
(1)For the twelve months ended December 31, 2023, due to the net loss attributable to Atleos common stockholders, potential common shares that would have caused dilution, such as restricted stock units and stock options, have been excluded from the GAAP diluted share count because their effect would have been anti-dilutive. The dilutive impact of these shares is included in the calculation of non-GAAP diluted EPS, which is based upon weighted average dilutive shares of 73.4 million. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Reconciliation of Net Income Attributable to Atleos (GAAP) to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) (Non-GAAP)

($ in millions)	Q4 2024	% of Revenue	Q4 2023	% of Revenue	FY 2024	% of Revenue	FY 2023	% of Revenue
Net income (loss) attributable to Atleos (GAAP)	$46	4.2%	$(165)	(15.0)%	$91	2.1%	$(134)	(3.2)%
Interest expense, net (1)	72	6.5%	75	6.8%	309	7.2%	90	2.2%
Interest income	(2)	(0.2)%	(5)	(0.5)%	(7)	(0.2)%	(5)	(0.1)%
Income tax expense	25	2.2%	44	4.0%	47	1.1%	239	5.7%
Depreciation and amortization expense	44	4.0%	43	3.9%	176	4.1%	151	3.6%
Acquisition-related amortization of intangibles	23	2.1%	24	2.2%	95	2.2%	98	2.3%
Stock-based compensation expense	10	0.9%	23	2.1%	38	0.9%	68	1.6%
Separation costs	(1)	(0.1)%	84	7.7%	19	0.4%	170	4.1%
Acquisition-related costs	—	—%	—	—%	(5)	(0.1)%	—	—%
Transformation and restructuring	8	0.7%	22	2.0%	22	0.5%	28	0.7%
Loss on debt extinguishment	20	1.8%	—	—%	20	0.5%	—	—%
Pension mark-to-market adjustments	(38)	(3.4)%	33	3.0%	(38)	(0.9)%	27	0.6%
Voyix environmental indemnification expense	12	1.1%	—	—%	14	0.3%	—	—%
Adjusted EBITDA (Non-GAAP)	$219	19.8%	$178	16.2%	$781	18.1%	$732	17.5%
(1) Includes Related party interest expense, net, as presented in the Consolidated Statement of Operations in the twelve months ended December 31, 2023.
Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Adjusted Free Cash Flow-Unrestricted (Non-GAAP)

($ in millions)	Q4 2024	Q4 2023	FY 2024	FY 2023
Net cash provided by (used in) operating activities	$80	$8	$344	$355
Total capital expenditures	(31)	(47)	(126)	(132)
Change in restricted cash settlement activity	69	(8)	21	(27)
Initial sale of trade accounts receivable	—	(166)	—	(166)
Pension contributions	1	145	3	154
Adjusted free cash flow-unrestricted	$119	$(68)	$242	$184